Exhibit 10.37
SERVICES AGREEMENT
This Agreement is entered into by and between General Atomics, a California corporation (“GA”) and Oceanic Exploration Company, a Delaware corporation (“Oceanic”) and is effective October 1, 2006 (the “Effective Date”).
RECITALS
WHEREAS, Oceanic wishes GA to provide it with administrative services and GA is willing to provide such services.
NOW THEREFORE, in consideration of the promises, mutual covenants and agreements herein contained, the parties hereto agree as follows:
1. Scope of Services. GA (through its law department) shall provide legal and litigation management services related to Oceanic’s litigation over oil and gas rights in the Timor Sea (the “Litigation”) which may be requested from time to time by Oceanic. It is expressly understood and agreed that the GA law department, after consultation with Oceanic, may direct other GA employees to assist in providing these services.
2. Term. This Agreement shall commence as of the Effective Date. It will terminate (i) automatically when the Litigation is over, or (ii) when terminated in accordance with Paragraph 10, whichever comes first. Oceanic will give GA notice when the Litigation is over.
3. Consideration/Payment. The services provided to Oceanic by GA under Paragraph 1 shall be billed at cost per GA cost allocation practices. Payments to GA for services rendered will both be due and payable in full no later than 30 days after the invoice date. All payments made pursuant to this Agreement will be in U.S. Dollars and will be paid by wire transfer to the account designated on the GA invoice.
4. Limitation of Liability and Indemnity. Each party hereto shall use its best efforts in the performance of its obligations under this Agreement; and, provided it has done so, shall not be liable to the other party for any loss or damage of whatever nature sustained by the other party, as a result of such performance. Each party shall indemnify and hold harmless the other party from any and all claims from third parties arising out of its performance hereunder. The provision of this Paragraph 4 shall apply notwithstanding any conflicting provision(s) of any other agreement and to the full extent permitted by law and regardless of fault.
5. Standards and Remedies. If the performance of any tasks by GA under this Agreement was not in accordance with that which could be reasonably expected, Oceanic will give GA prompt notice and GA will, if practicable at that time, re-perform the non-complying portion of the work in accordance with the terms of this Agreement. Such re-performance by GA shall be Oceanic’s exclusive remedy and shall be GA’s sole obligation. GA shall not be responsible for the use of or the inability to use any information furnished in conjunction with the work performed hereunder.
THE EXPRESS UNDERSTANDING AND THE REMEDY SET FORTH IN THIS PARAGRAPH 5 ARE EXCLUSIVE AND NO WARRANTIES OR REMEDIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USAGE SHALL APPLY.

6. Conflict of Interest. If in rendering services hereunder either party at any time has reason to believe that such services may involve matters as to which the respective interests of the parties may differ, the concerned party shall immediately advise the other and call attention to any possible means by which such differences may be reconciled.
7. Action by the Parties. Each party hereto shall not be responsible for the acts or omissions of the employees, contractors, subcontractors, or agents of the other party and, except as may be otherwise stated in a separate agreement, shall not be liable for any property damage or personal injury caused by any act or failure to act by such employees, contractors, subcontractors or agents of the other party.
8. Assignment. The delegating or assigning by either party hereto of any or all of its duties or rights hereunder may be made only with the written consent of the other party.
9. Applicable Law. The rights and obligations of the parties hereto shall be interpreted in accordance with and governed in all aspects by the laws of the State of Delaware.
10. Termination. Either party hereto may terminate this Agreement at any time by providing notice in writing at least thirty (30) calendar days in advance of the effective date of such termination. Paragraph 4 and Paragraph 7 shall survive termination of this Agreement as long as is permitted by law.
11. Severability. In the event that any one or more provisions contained herein will be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby and the parties agree to replace such invalid, illegal or unenforceable term or provision with an enforceable and valid arrangement that, in its economic effect, will be as close as possible to the invalid, illegal or unenforceable term or provision.
12. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter set forth herein and supersedes any and all other agreement, oral or written, in respect to the subject matter hereof. This Agreement shall not be modified or amended except by an instrument in writing signed by an authorized representative of both parties.

GA		OCEANIC

By:	/s/ Anthony Navarra Anthony Navarra	By:	/s/ Charles Haas Charles Haas
	Treasurer		President

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